Exhibit 99.1

CONTACT:	Rick Howe
Director, Corporate Communications
858.207.5859
richard.howe@biomedrealty.com
BIOMED REALTY TRUST REPORTS SECOND QUARTER 2010 FINANCIAL RESULTS
SAN DIEGO, Calif. — July 28, 2010 — BioMed Realty Trust, Inc. (NYSE: BMR), a real estate investment trust focused on Providing Real Estate to the Life Science Industry®, today announced financial results for the second quarter ended June 30, 2010.
Second Quarter 2010 Highlights
•	Generated total revenues for the second quarter of $92.9 million, up 7.9% from $86.1 million in the same period in 2009.

•	Rental revenues for the second quarter increased 10.1% to $72.4 million from $65.7 million in the same period in 2009.

•	Increased same property net operating income for the quarter by 3.5% on a cash basis as compared to the same period in 2009.

•	Generated funds from operations (FFO) for the quarter of $0.28 per diluted share, or $31.4 million.

•	Executed twelve leasing transactions representing approximately 160,000 square feet:
•	Nine new leases totaling approximately 126,500 square feet.

•	Three leases amended to extend their terms, totaling approximately 33,500 square feet.
•	Increased the current operating portfolio weighted average leased percentage to 89.1% at June 30, 2010.

•	Acquired five life science buildings 100% leased to the J. Craig Venter Institute comprising approximately 218,000 square feet in Rockville, Maryland.

•	Acquired a 100% leased life science building comprising approximately 57,000 square feet in Gaithersburg, Maryland.

•	Broke ground on a new 176,000 square foot, build-to-suit research facility for Isis Pharmaceuticals, Inc.

•	Received investment grade corporate credit ratings from Standard & Poor’s Ratings Services and Moody’s Investors Service.

•	Completed a follow-on public offering of common stock, raising approximately $218.8 million in net proceeds.

•	Completed a private placement of $250.0 million of 6.125% unsecured senior notes due 2020 at 98.977% of face value.

•	Voluntarily prepaid the $150.0 million remaining balance of the $250.0 million secured term loan, resulting in a loss on extinguishment of debt of approximately $860,000.

•	Repurchased approximately $18.0 million principal amount of exchangeable senior notes due 2026 at 100.3% of par, resulting in a loss on extinguishment of debt of approximately $584,000.

•	Promoted Greg Lubushkin to Chief Financial Officer.
Alan D. Gold, BioMed’s Chairman and Chief Executive Officer, remarked, “BioMed experienced another very strong operating and financial quarter on the strength of higher rental revenues, driven by our premier tenant base and the expansion of our footprint in the core life science markets through selective acquisitions. Our life science real estate investment activity throughout the first half of 2010 has added over 500,000 square feet to our portfolio and forged long-term real estate partnerships with prominent life science organizations, including the J. Craig Venter Institute, a world-renowned life science research institution, MedImmune, a wholly-owned subsidiary of AstraZeneca, and Ocimum Biosolutions, a dynamic integrated genomics company.”
Second Quarter Financial Results
Total revenues for the second quarter were $92.9 million, compared to $86.1 million for the same period in 2009, an increase of 7.9%. Rental revenues for the second quarter were $72.4 million, compared to $65.7 million for the same period in 2009, an increase of 10.1% and the highest in the company’s history.
The current operating portfolio weighted average leased percentage increased to 89.1% as of June 30, 2010 from 88.0% as of March 31, 2010. The same property portfolio increased to 88.2% leased as of June 30, 2010. Same property net operating income on a cash basis increased 3.5% for the quarter compared to the same period in 2009. Excluding four properties for which lease terminations resulted in the company recognizing $10.3 million of other income during 2009, same property net operating income on a cash basis increased 4.2%, primarily as a result of contractual rent escalations.
Net income available to common stockholders for the second quarter was $4.2 million, or $0.04 per diluted share, compared to $18.2 million, or $0.20 per diluted share, for the same period in 2009. FFO for the quarter was $31.4 million, or $0.28 per diluted share, compared to $44.0 million, or $0.48 per diluted share, for the same period in 2009.
FFO is a supplemental non-GAAP financial measure used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income available to common stockholders to FFO and a definition of FFO are included at the end of this release.

Financing Activity
At June 30, 2010, the company’s debt to total assets ratio was 37.4%, the lowest since September 30, 2005. During the second quarter, the company completed the following financing transactions:
•	Completed a follow-on public offering of common stock, raising approximately $218.8 million in net proceeds.
•	Completed a private placement of $250.0 million of 6.125% unsecured senior notes due 2020 at 98.977% of face value.
•	Voluntarily prepaid the $150.0 million remaining balance of the $250.0 million secured term loan, resulting in a loss on extinguishment of debt of $860,000.
•	Repurchased approximately $18.0 million principal amount of exchangeable senior notes due 2026 at 100.3% of par, resulting in a loss on extinguishment of debt of $584,000.
“During the first half of 2010, BioMed successfully executed over $650 million in capital raising transactions designed to further strengthen our balance sheet, enhance our liquidity and position the company for future growth,” said Kent Griffin, BioMed’s President. “Bolstered by our investment grade corporate credit ratings, we completed a $219 million follow-on common stock offering and a $250 million unsecured debt issuance, and repaid the balance of our $250 million secured term loan during the quarter. Our prudent, measured steps over the past few quarters to provide BioMed with the liquidity and financial flexibility to pursue attractive investment opportunities have now begun to produce tangible results, as demonstrated by the investment activity throughout the first half and into the third quarter of 2010.”
Portfolio Update
During the quarter ended June 30, 2010, the company acquired five life science buildings comprising approximately 218,000 square feet located at 9704-9714 Medical Center Drive in Rockville, Maryland, which are 100% leased to the J. Craig Venter Institute, a world leader in genomic research. In addition, BioMed acquired a life science building comprising approximately 57,000 square feet located at 50 West Watkins Mill Road in Gaithersburg, Maryland, which is 100% leased to Ocimum Biosolutions, an integrated genomics company.
The company executed twelve leasing transactions during the quarter representing approximately 160,000 square feet, comprised of:
•	Nine new leases totaling approximately 126,500 square feet, including:
•	50,000 square foot lease with Soraa, Inc. at the company’s Kaiser Drive property in Fremont, California.

•	35,300 square foot lease with Benten BioServices, Inc. at the company’s Phoenixville Pike property in Malvern, Pennsylvania.

•	15,200 square foot lease to Sierra Atlantic, Inc. at the company’s Pacific Research Center in Newark, California.
•	Three leases amended to extend their terms, totaling approximately 33,500 square feet, including a 17,900 square foot lease extension with MedImmune, LLC at the Bridgeview Technology Park in Hayward, California.
As of June 30, 2010, BioMed owned or had interests in 120 buildings, located predominantly in the major U.S. life science markets of Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania and New York/New Jersey. As of June 30, 2010, the company had 129 tenants.
The company’s property portfolio included the following as of June 30, 2010:

Rentable
Square Feet
Current operating	9,044,685
Long-term lease up	1,389,517
Development	456,000
Pre-development	152,145

Total portfolio	11,042,347

Land parcels	1,577,000

Total portfolio	12,619,347
After the quarter’s end, the company completed the acquisitions of the following properties:
•	Acquired the 4775 and 4785 Executive Drive property in San Diego, California, for approximately $27.2 million which encompasses a development site representing approximately 166,000 square feet, including a newly constructed life science building comprising approximately 63,000 square feet and a land parcel with plans and permits in place for a second building totaling approximately 103,000 square feet..
•	Acquired a 100% leased life science building comprising approximately 61,600 square feet located at 3500 Paramount Parkway in Morrisville, North Carolina for approximately $17.5 million.
Quarterly and Annual Distributions
BioMed’s board of directors previously declared a second quarter 2010 dividend of $0.15 per share of common stock, and a dividend of $0.46094 per share of the company’s 7.375% Series A Cumulative Redeemable Preferred Stock for the period from April 16, 2010 through July 15, 2010. The second quarter common share dividend represented a 7.1% increase over the first quarter 2010 dividend and is equivalent to an annualized dividend of $0.60 per common share.

Earnings Guidance
The company has revised its 2010 guidance for net income per diluted share and FFO per diluted share based on the strong second quarter results. The company’s revised guidance is set forth and reconciled below, which is based upon estimated, weighted-average diluted common shares outstanding of 112.4 million for the full year.

2010
(Low — High)
Projected net income per diluted share available to common stockholders	$0.16 - $0.21
Add:
Noncontrolling interests in operating partnership	$0.01
Real estate depreciation and amortization	$0.98
Projected FFO per diluted share	$1.15 - $1.20
Consistent with the company’s previously issued 2010 guidance, the revised guidance does not include any assumptions related to future financing or investing activities beyond announced transactions, nor does it include the impact of the potential conversion of the company’s exchangeable senior notes.
The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to leasing activity, rental rates, occupancy levels, interest rates, and the amount and timing of development and redevelopment activities. The company’s actual results may differ materially from these estimates.
Supplemental Information
Supplemental operating and financial data, as well as the updated Investor Presentation, are available in the Investor Relations section of the company’s website at www.biomedrealty.com.
Teleconference and Webcast
BioMed will conduct a conference call and webcast at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) on Thursday, July 29, 2010 to discuss the company’s financial results and operations for the quarter. The call will be open to all interested investors either through a live audio web cast at the Investor Relations section of the company’s web site at www.biomedrealty.com and at www.earnings.com, which will include an online slide presentation to accompany the call, or live by calling 866.202.3109 (domestic) or 617.213.8844 (international) with call ID number 69157118. The complete webcast will be archived for 30 days on both web sites. A telephone playback of the conference call will also be available from 1:00 p.m. Pacific Time on Thursday, July 29, 2010 until midnight Pacific Time on Tuesday, August 3, 2010 by calling 888.286.8010 (domestic) or 617.801.6888 (international) and using access code 42564902.

About BioMed Realty Trust
BioMed Realty Trust, Inc. is a real estate investment trust (REIT) focused on Providing Real Estate to the Life Science Industry®. The company’s tenants primarily include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. BioMed owns or has interests in 75 properties, representing 122 buildings with approximately 11.2 million rentable square feet. The company’s properties are located predominantly in the major U.S. life science markets of Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania and New York/New Jersey, which have well-established reputations as centers for scientific research. Additional information is available at www.biomedrealty.com.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the life science industry or the company’s target markets; risks associated with the availability and terms of financing, the use of debt to fund acquisitions and developments, and the ability to refinance indebtedness as it comes due; failure to maintain the company’s investment grade credit ratings with the ratings agencies; failure to manage effectively the company’s growth and expansion into new markets, or to complete or integrate acquisitions and developments successfully; reductions in asset valuations and related impairment charges; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with the company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
# # #
(Financial Tables Follow)

BIOMED REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Investments in real estate, net	$3,075,150	$2,971,767
Investments in unconsolidated partnerships	59,459	56,909
Cash and cash equivalents	21,339	19,922
Restricted cash	11,547	15,355
Accounts receivable, net	2,859	4,135
Accrued straight-line rents, net	96,298	82,066
Acquired above-market leases, net	2,436	3,047
Deferred leasing costs, net	80,373	83,274
Deferred loan costs, net	12,825	8,123

Other assets	65,935	38,676

Total assets	$3,428,221	$3,283,274

LIABILITIES AND EQUITY
Mortgage notes payable, net	$664,867	$669,454
Secured term loan	—	250,000
Exchangeable senior notes due 2026, net	21,396	44,685
Exchangeable senior notes due 2030	180,000	—
Unsecured senior notes due 2020, net	247,475	—
Unsecured line of credit	170,500	397,666
Security deposits	10,352	7,929
Dividends and distributions payable	21,728	18,531
Accounts payable, accrued expenses, and other liabilities	50,720	47,388
Derivative instruments	6,631	12,551
Acquired below-market leases, net	9,039	11,138

Total liabilities	1,382,708	1,459,342
Equity:
Stockholders’ equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized: 7.375% Series A cumulative redeemable preferred stock, $230,000,000 liquidation preference ($25.00 per share), 9,200,000 shares issued and outstanding at June 30, 2010 and December 31, 2009	222,413	222,413
Common stock, $.01 par value, 150,000,000 shares authorized and 113,578,209 and 99,000,269 shares issued and outstanding at June 30, 2010 and December 31, 2009, respectively	1,136	990
Additional paid-in capital	2,079,153	1,843,551
Accumulated other comprehensive loss	(77,049)	(85,183)
Dividends in excess of earnings	(190,010)	(167,429)

Total stockholders’ equity	2,035,643	1,814,342
Noncontrolling interests	9,870	9,590

Total equity	2,045,513	1,823,932

Total liabilities and equity	$3,428,221	$3,283,274

BIOMED REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)
(Unaudited)

	For the Three Months		For the Six Months
	June 30,		June 30,
	2010	2009	2010	2009
Revenues:
Rental	$72,380	$65,716	$142,980	$134,135
Tenant recoveries	20,273	17,189	41,099	38,270

Other income	259	3,175	1,589	7,626

Total revenues	92,912	86,080	185,668	180,031

Expenses:
Rental operations	17,077	14,661	34,928	36,813
Real estate taxes	8,703	7,613	17,424	14,846
Depreciation and amortization	26,469	24,501	55,385	51,813

General and administrative	6,449	5,126	12,718	10,407
Acquisition related expenses	1,819	—	1,968	—

Total expenses	60,517	51,901	122,423	113,879

Income from operations	32,395	34,179	63,245	66,152
Equity in net loss of unconsolidated partnerships	(100)	(465)	(377)	(766)
Interest income	51	101	71	164
Interest expense	(21,870)	(12,875)	(43,131)	(24,955)
(Loss)/gain on derivative instruments	(497)	360	(347)	303

(Loss)/gain on extinguishment of debt	(1,444)	1,781	(2,265)	6,152

Net income	8,535	23,081	17,196	47,050

Net income attributable to noncontrolling interests	(95)	(645)	(216)	(1,350)

Net income attributable to Company	8,440	22,436	16,980	45,700

Preferred stock dividends	(4,241)	(4,241)	(8,481)	(8,481)

Net income available to common stockholders	$4,199	$18,195	$8,499	$37,219

Net income per share available to common stockholders:
Basic and diluted earnings per share	$0.04	$0.20	$0.08	$0.44

Weighted-average common shares outstanding:
Basic	109,707,274	88,503,295	104,000,339	84,403,582

Diluted	113,956,077	92,615,935	108,298,135	88,580,072

BIOMED REALTY TRUST, INC.
CONSOLIDATED FUNDS FROM OPERATIONS
(In thousands, except share data)
(Unaudited)
     Our FFO available to common shares and partnership and LTIP units and a reconciliation to net income for the three and six months ended June 30, 2010 and 2009 (in thousands, except share data) was as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net income available to common stockholders	$4,199	$18,195	$8,499	$37,219
Adjustments:
Noncontrolling interests in operating partnership	109	658	237	1,380
Depreciation and amortization — unconsolidated partnerships	694	662	1,357	1,323
Depreciation and amortization — consolidated entities	26,469	24,501	55,385	51,813
Depreciation and amortization — allocable to noncontrolling interest of consolidated joint ventures	(22)	(19)	(43)	(39)

Funds from operations available to common shares and Units	$31,449	$43,997	$65,435	$91,696

Funds from operations per share — diluted	$0.28	$0.48	$0.60	$1.04

Weighted-average common shares and Units outstanding — diluted	113,956,077	92,615,935	108,298,135	88,580,072

     We present funds from operations, or FFO, available to common shares and partnership and LTIP units because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Our computation may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.